SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 22, 2007

CAROLINA BANK HOLDINGS, INC.

(Exact name of Registrant as specified in its charter)

North Carolina	000-31877	56-2215437
(state or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification Number)

528 College Road, Greensboro, North Carolina 27410

(Address of principal executive offices)

Registrant’s telephone number, including area code (336) 288-1898

2604 Lawndale Drive, Greensboro, North Carolina 27408

(Former address of principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	OTHER EVENTS

On February 22, 2007, Carolina Bank Holdings, Inc. (the “Registrant”) announced that it will move its headquarters to a new building to be constructed at 615 W. Friendly Avenue, Greensboro, North Carolina. The new building will contain between 40,000 and 50,000 square feet of space. Construction of the building is expected to begin in late summer 2007 and is expected to be complete by late 2008 or early 2009. The Registrant’s subsidiary, Carolina Bank, will own the building and lease the lot on which the building is constructed. In anticipation of the relocation of its headquarters, Carolina Bank plans to sell its current administrative offices located at 528 College Road, Greensboro, North Carolina.

This Current Report on Form 8-K (including information included or incorporated by reference herein) may contain, among other things, certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, (i) statements regarding certain of Registrant’s goals and expectations with respect to earnings, income per share, revenue, expenses and the growth rate in such items, as well as other measures of economic performance, including statements relating to estimates of credit quality trends, and (ii) statements preceded by, followed by or that include the words “may”, “could”, “should”, “would”, “believe”, “anticipate”, “estimate”, “expect”, “intend”, “plan”, “projects”, “outlook” or similar expressions. These statements are based upon the current belief and expectations of Registrant’s management and are subject to significant risks and uncertainties that are subject to change based on various factors (many of which are beyond Registrant’s control).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAROLINA BANK HOLDINGS, INC.

By:	/s/ Robert T. Braswell
Robert T. Braswell
President and Chief Executive Officer

Dated: February 28, 2007

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